UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  September 25, 2015

Sanchez Production Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Main Street, Suite 3000 Houston, TX	77002
(Address of principal executive offices)	(Zip-Code)

Registrant’s telephone number, including area code: (713) 783-8000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On September 25, 2015, Sanchez Production Partners LP (the “Partnership”) entered into that certain Purchase and Sale Agreement (the “Purchase Agreement”) with Sanchez Energy Corporation (“Sanchez Energy”) and SN Catarina, LLC (the “Seller”), a wholly-owned subsidiary of Sanchez Energy, to purchase all of the Seller’s issued and outstanding membership interests in Catarina Midstream, LLC (the “Company”) for total consideration of approximately $345.8 million in cash, subject to closing and post-closing adjustments.  The Company (i) owns assets that consist of equipment, pipelines, tanks and associated tangible personal property used for the gathering, transportation and plant separation of hydrocarbons from certain wells owned and operated by Seller and its affiliates located in Dimmit County and Webb County, Texas and (ii) will own, as of the closing, 105,263 common units representing limited partner interests in the Partnership (“Common Units”), which were previously issued to SEP Holdings III, LLC, a wholly-owned subsidiary of Sanchez Energy, in March 2015.

The Purchase Agreement contains customary representations and warranties by the Partnership and the Seller, and the Partnership and the Seller have agreed to customary indemnities relating to breaches of representations, warranties and covenants and the payment of assumed and excluded obligations.

Pursuant to the Purchase Agreement, subject to certain exclusions, Sanchez Energy has granted to the Partnership, for a period of 15 years after the closing date, a right of first offer on any equipment, pipelines, tanks and tangible personal property used for the gathering, transportation and plant separation of hydrocarbons from wells, which Sanchez Energy or any subsidiary thereof proposes to transfer to any unaffiliated person.

The consummation of the transactions contemplated by the Purchase Agreement are subject to the satisfaction of customary closing conditions, including, among other things, the absence of legal impediments prohibiting the transactions, the expiration or early termination of any required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the performance by the parties, in all material respects, of their respective covenants as set forth in the Purchase Agreement and the accuracy, in all material respects, of their respective representations and warranties as set forth in the Purchase Agreement.  The transactions contemplated by the Purchase Agreement are expected to close in October 2015, subject to satisfaction of the closing conditions.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

In connection with the closing of the transactions contemplated by the Purchase Agreement, the Seller has agreed to enter into a gas gathering agreement with the Company, pursuant to which the Seller will tender all of its crude petroleum, natural gas and other hydrocarbon-based product volumes on approximately 35,000 dedicated acres in the Western Catarina of the Eagle Ford Shale in Texas for processing and transportation through the gathering system that will be acquired by the Partnership upon consummation of the transactions contemplated by the Purchase Agreement, with the potential to tender additional volumes outside of the dedicated acreage.

Certain individuals, including officers and directors of Sanchez Energy and Sanchez Production Partners GP LLC, the general partner of the Partnership (the “General Partner”), serve as officers and/or directors of more than one of Sanchez Energy, the General Partner, the Seller and the Company. As of September 25, 2015, Sanchez Energy indirectly owned 105,263 Common Units, all of which will be acquired by the Partnership upon consummation of the transaction contemplated by the Purchase Agreement.

The Purchase Agreement and the transactions contemplated thereby were unanimously approved on behalf of the Partnership by the Board of Directors of the General Partner, upon the unanimous recommendation of the Conflicts Committee of the Board of Directors of the General Partner (the “Conflicts Committee”).  The Conflicts Committee, composed of independent members of the Board of Directors of the General Partner, retained legal and financial advisors to assist it in evaluating and negotiating the Purchase Agreement and the transactions contemplated thereby.

Class B Preferred Unit Purchase Agreement

A description of the Preferred Unit Purchase Agreement is included in Item 3.02 below and incorporated herein by reference.

Item 3.02Unregistered Sales of Equity Securities.

On September 25, 2015, the Partnership entered into a Class B Preferred Unit Purchase Agreement (the “Preferred Unit Purchase Agreement”) with the purchaser named on Schedule A thereto (the “Purchaser”), pursuant to which the Partnership will issue, and the Purchaser will receive, 19,444,445 of the Partnership’s newly created Class B Preferred Units (the “Class B Preferred Units”) in a privately negotiated transaction (the “Private Placement”) for an aggregate cash purchase price of $18.00 per Class B Preferred Unit resulting in gross proceeds to the Partnership of approximately $350 million.  The Partnership will use the net proceeds to pay the cash consideration under the Purchase Agreement.  The closing of the Private Placement is subject to the closing of the transactions contemplated by the Purchase Agreement and certain other customary conditions.  The Private Placement is expected to close concurrently with the closing of the transactions contemplated by the Purchase Agreement.

The issuance of the Class B Preferred Units pursuant to the Preferred Unit Purchase Agreement will be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.  The Preferred Unit Purchase Agreement contains customary representations and warranties by the Partnership and the Purchaser, and the parties have agreed to indemnify each other for losses resulting from the other party’s breach of any representations, warranties or covenants.

The foregoing description of the Preferred Unit Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

In connection with the closing of the Private Placement, the Partnership has agreed to enter into a registration rights agreement with the Purchaser, the form of which is attached as Exhibit E to the Preferred Unit Purchase Agreement, pursuant to which the Partnership will agree to file and maintain a registration statement with respect to the resale of the Common Units on the terms and conditions set forth therein.  The Partnership has also agreed to enter into a board representation and standstill agreement with the General Partner and the Purchaser, the form of which is attached as Exhibit D to the Preferred Unit Purchase Agreement, pursuant to which, among other things, the Purchaser will be permitted to designate two persons to serve on the Board of Directors of the General Partner.

In connection with the closing of the Private Placement, the General Partner will also enter into a Second Amended and Restated Agreement of Limited Partnership of the Partnership, the form of which is attached as Exhibit C to the Preferred Unit Purchase Agreement (the “Amended Partnership Agreement”), to set forth the terms of the Class B Preferred Units.  Pursuant to the Amended Partnership Agreement, each holder of Class B Preferred Units will have the right at any time to request conversion in whole or in part of its Class B Preferred Units at the Conversion Rate (as defined below), subject to the requirement to convert a minimum of $17.5 million of Class B Preferred Units.  The “Conversion Rate” is equal to the quotient of (i) the aggregate purchase price for the Class B Preferred Units plus accrued and unpaid distributions thereon, divided by (ii) the lesser of (a) the purchase price for the Class B Preferred Units and (b) the volume weighted average price for which Common Units are issued by the Partnership during the period beginning on the Private Placement closing date and ending on the date on which the Partnership has issued Common Units (other than issuances pursuant to the Partnership’s Long-Term Incentive Plan) in exchange for cash in an aggregate amount equal to at least $75 million.

Item 8.01Other Events.

On September 28, 2015, the Partnership issued a press release relating to the transactions described in this Form 8-K.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

On September 28, 2015, the Partnership posted an updated investor presentation on its website.  A copy of this presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated as of September 25, 2015, by and among Sanchez Energy Corporation, SN Catarina, LLC and Sanchez Production Partners LP*
10.1	Class B Preferred Unit Purchase Agreement, dated as of September 25, 2015, between Sanchez Production Partners LP and the purchaser named therein
99.1	Press Release, dated September 28, 2015
99.2	Investor Presentation
*

The exhibits and schedules to the Purchase and Sale Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request. Descriptions of such exhibits and schedules are set forth on page iii of the Purchase and Sale Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ PRODUCTION PARTNERS LP By: Sanchez Production Partners GP LLC, its general partner

Date: September 29, 2015	By:	/s/ Charles C. Ward
Charles C. Ward Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated as of September 25, 2015, by and among Sanchez Energy Corporation, SN Catarina, LLC and Sanchez Production Partners LP*
10.1	Class B Preferred Unit Purchase Agreement, dated as of September 25, 2015, between Sanchez Production Partners LP and the purchaser named therein
99.1	Press Release, dated September 28, 2015
99.2	Investor Presentation
*

The exhibits and schedules to the Purchase and Sale Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request. Descriptions of such exhibits and schedules are set forth on page iii of the Purchase and Sale Agreement.